UNITED STATES
SECURITIES AND EXCHANGE COMMISSION/
Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 31, 2008.

TransTech Services Partners Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-52657	20-542-6668
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

445 Fifth Avenue, Suite 30H, New York, New York		10016
(Address of principal executive offices)		(Zip Code)

Registrant telephone number, including area code (212) 629-3710
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 (CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 (CFR 240.13a-2(c))

Item 4.01  Changes in Registrant’s Certifying Accountant

On January 31, 2008, TransTech Services Partners Inc. (the “Company”) was notified that the partners of Goldstein Golub Kessler LLP (“GGK”), the Company’s independent registered public accounting firm, became partners of McGladrey & Pullen, LLP pursuant to the terms of a limited asset purchase agreement and that, as a result thereof, GGK has resigned as the independent registered public accounting firm for the Company.  McGladrey & Pullen, LLP was subsequently engaged as the Company’s new independent registered public accounting firm on February 6, 2008.

The audit reports of GGK on the financial statements of the Company at May 30, 2007 and December 31, 2006 and for the periods from August 16, 2006 (inception) to May 30, 2007, January 1, 2007 to May 30, 2007 and August 16, 2006 (inception) to December 31, 2006 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit report on the financial statements for the period ended December 31, 2006 included a going concern explanatory paragraph.

The decision to engage McGladrey & Pullen, LLP was approved by the Company’s board of directors on February 5, 2008.

During the Company’s only fiscal year ended December 31, 2006 and through the date of this Current Report, the Company did not consult with McGladrey & Pullen, LLP on (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Company’s financial statements, and McGladrey & Pullen, LLP did not provide either a written report or oral advice to the Company that McGladrey & Pullen, LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of any disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

During the periods from May 30, 2007, January 1, 2007 to May 30, 2007 and August 16, 2006 (inception) to December 31, 2006 and through the date of this Current Report, there were: (i) no disagreements between the Company and GGK on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of GGK, would have caused GGK to make reference to the subject matter of the disagreement in their reports on the Company’s financial statements for such years, and (ii) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided GGK a copy of the disclosures in this Form 8-K prior to the filing with the Securities and Exchange Commission (“SEC”) and has requested that GGK furnish it with a letter addressed to the SEC stating whether or not GGK agrees with the Company’s statements in this Item 4.01. A copy of the letter dated February 6, 2008 furnished by GGK in response to that request is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1
Letter furnished by GGK in response to the Company’s request, addressed to the Securities and Exchange Commission, dated February 6, 2008, indicating their agreement with the statements contained in the Form 8-K filing.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TransTech Services Partners Inc.

Date: February 6, 2008	By:	/s/ Suresh Rajpal
Name: Suresh Rajpal
Title :Chief Executive Officer